UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2015

QLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 20, 2015, Christine King was appointed Executive Chairman of QLogic Corporation, a Delaware corporation (the “Company”), Jean Hu was appointed as acting Chief Executive Officer of the Company, and Prasad Rampalli resigned as President and Chief Executive Officer of the Company. Ms. Hu will continue in the role of Chief Financial Officer while serving as acting Chief Executive Officer. Biographical and other information regarding Ms. King and Ms. Hu is set forth in the Company’s Proxy Statement for its 2015 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission on July 17, 2015 and such information is hereby incorporated by reference.

Item 8.01	Other Events

Effective as of August 20, 2015, the Company’s Board of Directors has appointed John Dickson to serve as the Company’s Lead Director, William Zeitler to serve as Chairman of the Compensation Committee, Scott Mercer to serve as Chairman of the Nominating and Governance Committee, and Jay Rossiter to serve on the Compensation Committee. Ms. King will no longer serve on the Company’s Compensation Committee as a result of her appointment as Executive Chairman.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated August 21, 2015, announcing management changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION

August 21, 2015	/s/ Jean Hu
Jean Hu
Acting Chief Executive Officer, Senior Vice President and Chief Financial Officer